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                                                                   Exhibit 10.20


                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
                     OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                        EMPIRE FINANCIAL HOLDING COMPANY


         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company (the "Board") in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Company be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. NUMBER AND DESIGNATION.

         The designation of the series of preferred stock, $.01 par value per share, of the Company authorized by this resolution shall be "Series A Convertible Preferred Stock" (the "Series A Stock"). The maximum number of shares of Series A Stock authorized by this resolution shall be 10,000.

         2. RANK.

         The Series A Stock shall, with respect to rights on liquidation, winding up and dissolution, rank prior to all classes of Common Stock, $.01 par value per share, of the Company (the "Common Stock"). All equity securities of the Company to which the Series A Stock ranks prior (whether upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Company to which the Series A Stock ranks junior (whether upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Senior Securities." All equity securities of the Company with which the Series A Stock ranks on parity (whether upon liquidation, dissolution, winding up or otherwise) are collectively referred to herein as the "Parity Securities." The Series A Stock shall be subject to the creation of Junior Securities, Senior Securities and Parity Securities; provided, that no Senior Securities shall be issued without the prior approval of at least a majority in interest of the outstanding Series A Stock, voting as a class.

         3. VOTING.

         (a) The holders of shares of Series A Stock (the "Preferred Stockholders") shall not be entitled to vote.

         4. DIVIDENDS.

         (a) SERIES A DIVIDENDS.




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                  (i) The holders of the Series A Stock shall be entitled to receive, from funds legally available therefor, cumulative dividends (the "Series A Dividends") at the annual rate per share of nine percent (9%) of the Series A Issue Price.

                  (ii) The Series A Dividends shall accrue from day to day, whether or not declared by the Board, and shall be payable in cash on the last business day of April and October, but only when and if declared by the Board, in its sole discretion.

                  (iii) Each such dividend shall be paid to the holders of record of shares of the Series A Stock as they appear on the stock register of the Company on a record date as shall be fixed by the Board.

         (b) COMMON AND JUNIOR STOCK DIVIDENDS. No dividends shall be declared or paid on shares of Common Stock or on any shares of capital stock ranking junior to the Series A Stock with respect to the right to receive dividends until all accrued and unpaid Series A Dividends shall have been declared and paid in full.

         5. LIQUIDATION.

         (a) LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A Stock shall be entitled to be paid $30.00 per share of Series A Stock (as adjusted for any stock dividends, combinations, splits or similar events on the Series A Stock) (the "Series A Issue Price"), plus a cash amount equal to all accrued and unpaid dividends on such share of Series A Stock (the "Series A Liquidation Preference"), before any distribution or payment shall be made upon the Common Stock or any other capital stock of the Company ranking on liquidation junior to the Series A Stock.

         (b) INSUFFICIENT ASSETS. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution shall be insufficient to permit the payment in full of the Series A Liquidation Preference, then all of the assets that shall be available for distribution shall be distributed ratably among the holders of the Series A Stock.

         (c) COMMON AND JUNIOR STOCK LIQUIDATION. If the Series A Liquidation Preference shall have been paid in full, the holders of Common Stock and any other class or series of the Company's capital stock ranking on liquidation junior to the Series A Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

         6. CONVERSION.

         (a) CONVERSION. Each share of Series A Stock, at the option of the holder thereof, shall be convertible, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as shall be determined by dividing the Series A Issue Price by the Series A Conversion Price (determined as hereinafter provided) in effect on the date of conversion. The Series A Conversion Price in effect on the date of the filing of this Articles of Incorporation shall be $2.00; provided, that such Series A Conversion



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Price shall be subject to adjustment as provided herein. Accrued and unpaid
Series A Dividends shall be paid upon conversion from funds legally available therefor.

         (b) PROCEDURE FOR CONVERSION. Upon election to convert, the holder of shares of Series A Stock shall surrender the certificate or certificates representing the Series A Stock being converted, duly assigned or endorsed for transfer to the Company, at the principal executive office of the Company or the offices of the transfer agent for such shares. Such shares shall be deemed to be converted immediately prior to the close of business on the date of such surrender, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. Upon surrender of a certificate or certificates representing shares of Series A Stock for conversion, the Company shall, as soon as practicable, issue and deliver to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock issuable upon conversion, together with all accrued and unpaid Series A Dividends thereon. If less than all the shares of Series A Stock represented by a certificate shall be converted into shares of Common Stock, the Company shall issue a new certificate in the amount of the shares not so converted.

         (c) FRACTIONAL SHARES. The Company shall not deliver any fractional shares of Common Stock upon conversion of shares of Series A Stock, but in lieu thereof shall make a cash payment in respect thereof equal to the fair market value of such fraction (as determined in good faith by the Board).

         (d) RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Stock then outstanding.

         (e) ADJUSTMENTS TO SERIES A CONVERSION PRICE. The Series A Conversion Price and the number of shares of Common Stock issuable upon conversion of shares of Series A Stock shall be adjusted from time to time as follows:

                  (i) If, at any time, the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. If, at any time, the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased. Such adjustment shall be effective on the date on which such corporate action shall become effective.

                  (ii) If, at any time, the Company shall pay a dividend or make a distribution on any class or series of capital stock of the Company (other than the Series A Stock) in (A) shares of Common Stock, (B) rights to subscribe for, or any rights or options to purchase, Common Stock or any other securities convertible into or exchangeable for Common Stock or (C) securities convertible into or exchangeable for Common Stock, then the Series A Conversion Price in effect immediately prior to such event, or, if determined, the record date therefor, shall be reduced by multiplying such Series A Conversion Price by a fraction, the numerator



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         of which shall be the number of shares of Common Stock theretofore outstanding and the denominator of which shall be the sum of (x) the number of shares of Common Stock theretofore outstanding and (y) the total number of shares of Common Stock issued or issuable in connection with such dividend or distribution. Such adjustment shall become effective as of the earlier of the record date or effective date for such dividend or distribution.

                  (iii) If the Common Stock issuable upon the conversion of the Series A Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(e)(i), a stock dividend provided for in Section 6(e)(ii) or a consolidation, merger or sale of assets provided for in Section 6(e)(iv) hereof), then, in each such event, the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock or other securities or property receivable by holders of Common Stock upon such reorganization, reclassification or other change on the basis of the number of shares of Common Stock into which such shares of Series A Stock might have been converted immediately prior to such reorganization, reclassification or change. Such adjustment shall be made successively whenever any such event shall occur as described herein.

                  (iv) In the event of any consolidation or merger of the Company or the sale of all or substantially all of the assets of the Company, then, and in such event, each share of Series A Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Stock would have been entitled immediately prior to such consolidation, merger or sale. In such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth in this Section 6 with respect to the rights thereafter of the holders of the Series A Stock so that the provisions set forth in this Section 6 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the Series A Stock. Such adjustment shall be made successively whenever any such event shall occur as described herein.

                  (v) If, at any time, the Company shall pay or make any dividends or other distributions (including, without limitation, any evidences of indebtedness, shares of capital stock of any class or series or other securities or assets) on the Common Stock, other than dividends or distributions referred to in Section 6(e)(ii), then, and in each such case, the Series A Conversion Price in effect immediately prior to such event, or if determined, the record date therefor, shall be adjusted so that the holder of any shares of Series A Stock thereafter surrendered for conversion shall be entitled to receive such dividends or other distributions which such holder would have owned or have been entitled to receive after the occurrence of any of the above-mentioned events if such shares of Series A Stock had been surrendered for conversion immediately prior to the happening of such event or, if determined, the record date therefor. Such adjustment shall become effective as of the earlier of the record date or effective date of the event.




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         (f) NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all of the provisions of this Section 6 and in the taking of all such action as shall be necessary or appropriate in order to protect the rights of the holders of Series A Stock against impairment.

         (g) NOTICES OF ADJUSTMENTS. Upon the occurrence of each adjustment of the Series A Conversion Price, the Company, at its expense, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Stock a certificate, prepared by the chief financial officer of the Company, showing (A) such adjustment or readjustment and stating, in detail, the facts upon which such adjustment or readjustment shall be based, (B) the Series A Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of the shares of Series A Stock.

         (h) GENERAL MATTERS. The issuance of certificates for shares of Common Stock upon conversion of shares of Series A Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Company in connection with such conversion and the related issuance of such shares of Common Stock.

         (i) CLOSING OF BOOKS. The Company shall at no time close its transfer books against the transfer of any shares of Series A Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Stock in any manner which shall interfere with the timely conversion of such shares of Series A Stock, except as shall otherwise be required to comply with applicable securities laws.

         7. REDEMPTION.

         Subject to earlier conversion, on November 1, 2008, shares of Series A Stock may be redeemed by the Company, without the consent of the holders of the Series A Stock, at any time and from time to time, by (i) paying to holders of Series A Stock from funds legally available therefor a cash redemption price equal to the Series A Issue Price plus any accrued and unpaid dividends on the Series A Stock, or (ii) converting shares of Series A Stock to Common Stock at the applicable conversion rate. Any such redemption (whether in whole or in part) shall be effective as to all holders of shares of Series A Stock and shall be pro rata based on the total number of outstanding shares of Series A Stock with respect to redemptions of less than all of the outstanding shares.

         8. REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Stock, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Company or, in the case of such



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mutilation upon surrender of such certificate, the Company will (at its expense)
execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         9. PROVISIONS IN CONFLICT WITH APPLICABLE LAW.

         (a) The provisions of the Certificate of Designation are severable, and if any one or more of such provisions are in conflict with any applicable law, the conflicting provisions shall be deemed never to have constituted a part of this Certificate of Designation even without any amendment of this Certificate of Designation; provided, however, that such elimination of such conflicting provisions shall not affect or impair any of the remaining provisions of this Certificate of Designation or render invalid or improper any action taken or omitted prior to such elimination of such conflicting provisions.

         (b) If any provision of this Certificate of Designation or any application of such provision shall be held invalid or enforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of this Certificate of Designation shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         10. NOTICES.

         If (i) the Company shall pay any dividend or make any distribution upon the Common Stock, (ii) the Company shall offer to the holders of the Common Stock for subscription or purchase any shares of any class or series of capital stock or any other rights or (iii) any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation, merger or other business combination of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the assets of the Company or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in each such case, the Company shall cause to be mailed by certified mail to each holder of Series A Stock, at least 20 days prior to the date specified in (i) or (ii) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record date shall be established for the purpose of such dividend, distribution or rights offering or (y) such reclassification, reorganization, consolidation, merger, conveyance, sale, lease, transfer, dissolution, liquidation or winding up shall take place and the date, if any, to be fixed as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, sale, lease, transfer, dissolution, liquidation or winding up.





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